Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Pep Boys Savings Plan - Puerto Rico (the "Plan") on Form 11-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"),

I, Frederick A. Stampone, who performs the functions equivalent to a chief executive officer of the Plan through his participation on the Administrative Committee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (i) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.


Date: June 27, 2003                /s/  Frederick A. Stampone
      -------------                --------------------------
                                   Member of the Administrative
                                   Committee